                                                                    EXHIBIT 99.1

                  [MERRILL LYNCH CREDIT CORPORATION LETTERHEAD]


                              OFFICER'S CERTIFICATE
                        ANNUAL STATEMENT AS TO COMPLIANCE

               RE: Wells Fargo, formerly known as Norwest Bank Minnesota, as Trustee for Sequoia Mortgage
                     Trust 4 ("Issuer"),
                     Merrill Lynch Credit Corporation ("Company"),
                     Servicing Agreement dated as of March 7, 1997 ("Agreement")



        Pursuant to the above Agreement, the Company hereby states:

        1. A review of the activities of the Company during the 2000 calendar year and of its performance under the Agreement has been made under the supervision of each of the undersigned officers.

        2. To the best of each such officer's knowledge, based on such review, the Company has fulfilled all of its material obligations under the Agreement in all material respects throughout such year.


Dated:  March 30, 2001



                                          Merrill Lynch Credit Corporation


                                          By:   /s/ Gary M. Mann
                                          ---------------------------------
                                          Gary M. Mann, Vice President


                                          By:   /s/ Kevin O'Hanlon
                                          ---------------------------------
                                          Kevin O'Hanlon, President & COO